UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2009

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On September 14, 2009, the Board of Directors (the “Board”) of SRA International, Inc. (the “Corporation”) approved amendments to the Amended and Restated Certificate of Incorporation ( the “Certificate of Incorporation”) providing for the declassification of the Board so that each Director would stand for election annually beginning at the 2009 annual meeting of stockholders (the “Annual Meeting”). As more fully described in the Corporation’s 2009 proxy statement relating to the Annual Meeting, as filed with the Securities and Exchange Commission on September 17, 2009, the proposed changes to the Corporation’s Certificate of Incorporation would eliminate the classification of Directors and provide for the annual election of Directors to one-year terms, permit the removal of Directors with or without cause by a majority of stockholders and make certain other changes in connection with the declassification of the Board (collectively, the “Amendments”).

The Board has recommended that the Amendments be submitted to the stockholders for approval at the Annual Meeting, and accordingly, the Amendments are subject to, and will only become effective upon, the approval of the stockholders at the Annual Meeting. If the Amendments are approved by the Corporation’s stockholders, the Corporation will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on the date of the Annual Meeting and immediately after the vote to approve such proposal to effect such Amendments, and such changes to the Certificate of Incorporation will become effective immediately upon the acceptance of the Certificate of Amendment. The Amendments will result in the reduction of the remaining terms for certain classes of Directors and all ten members of the Board shall immediately stand for election at the Annual Meeting for a one-year term.

Each member of the Board with a term expiring on a date subsequent to the Annual Meeting has agreed to resign from his or her current term, effective only upon the approval by the stockholders of the Amendments at the Annual Meeting and upon his or her election to a new one year term at the Annual Meeting. If the Amendments are approved and a Director serving in a class whose term extends beyond the Annual Meeting is not re-elected to a new term at the Annual Meeting, such Director will, in accordance with Delaware law, remain in office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: September 18, 2009	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel